Exhibit 23.02

                   Consent of Kirkpatrick & Lockhart LLP


Kirkpatrick & Lockhart LLP's consent to include its opinion to the Registration Statement on Form SB-2 of Ocean Power Corporation is contained in its opinion attached hereto as Exhibit 5.1.